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                                                              EXHIBIT 10.32.1


                                                  January 13, 1997
VIA:  FEDERAL EXPRESS
      ---------------

Mr. Tom Wenz
Lucent Technologies
2 Oakway
Berkley Heights, NJ 07922

Dear Tom:

     Please accept this letter as a notice that the undersigned Tongeren Manufacturing Company (formerly C.P. Clare N.V.) intends to assign its rights and obligations pursuant to that certain Technology and Equipment Transfer and Supply Agreement dated as of January 23, 1989 by and among American Telephone and Telegraph, CP Clare Corporation and Clare Europe, N.V. (the "Agreement") to C.P. Clare Corporation. This assignment is being made in connection with the proposed sale by CP Clare of its subsidiary Tongeren Manufacturing Company and the assignment will only be valid upon the successful closing of that transaction which is currently scheduled for January 15, 1997. As you are aware the outstanding debt of $1,680,000.00 is payable 90% by Tongeren Manufacturing Company and 10% by CP Clare Corporation and the subsidiary debt is guaranteed by the parent. This assignment of all rights and obligations under the Agreement will also serve to release the parental guaranty which will be of no further force and effect as of the issuance and execution of the new promissory note referenced below.

     This notice is given in order to comply with Section 9.08 of the Agreement. Upon receiving your consent to such assignment and the closing of the sale transaction discussed above, CP Clare will execute a new promissory note, attached hereto as EXHIBIT A, obligating it for the remaining amount of the debt outstanding. Simultaneously, ATT will void the existing Promissory Note and Guaranty, and Guaranty attached hereto as EXHIBITS B AND C.

     Please indicate your consent to this Assignment by signing below and returning a copy of this letter to the undersigned.

                                                  Very truly yours,


                                                  Lori M. Henderson
                                                  Corporate Counsel

     The undersigned, as successor in interest to American Telephone and Telegraph, hereby consents to the assignment of the rights and obligations under the Agreement to CP Clare Corporation and the issuance of a new promissory note and the full release of the existing Promissory Note and Guaranty effective upon the due issuance and execution of such promissory note.

LUCENT TECHNOLOGIES

-------------------

By:
Title:

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                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, CP Clare Corporation ("Clare" or "Maker"), a Massachusetts corporation promises to pay to the order of Lucent Technologies ("Holder") a New York corporation, its successors and assigns the sum of $1,680,000 ONE MILLION SIX HUNDRED AND EIGHTY THOUSAND UNITED STATES DOLLARS with interest at the rate of zero percent per annum in three (3) annual installments as follows:

     (1) Two (2) payments of Four Hundred and Eighty Thousand Dollars ($480,000) each on January 23rd of each year from 1997 through 1998; and

     (2) Seven Hundred and Twenty Thousand Dollars ($720,000.00) on January 22, 1999.

All payments are to be made in United States dollars by bank or wire transfer to a bank account designated by Holder or as otherwise prescribed by Holder.

     Maker further agrees as follows:
     --------------------------------

     1. ACCELERATION ON DEFAULT IN PAYMENT. On default in the payment in full of any installment of this Note by Maker, which default continues for more than six
(6) months, the entire net present value of the then unpaid balance, calculated at a discount rate of eight percent (8%), shall, at the option of Holder, become immediately due and payable.

     2. ACCELERATION UPON OCCURRENCE OF SPECIFIED EVENTS. The unpaid balance of this Note, calculated in accordance with Paragraph 1 above, shall also become due and payable immediately upon any insolvency, bankruptcy, receivership, suspension, liquidation or dissolution of business or assignment for the benefit of the creditors on the part of Maker and upon the confirmed occurance of one of such events, Holder may set off any amount owed by Holder to Maker against any unpaid balance of this Note. Nothing in this Note shall, however, authorize Holder to withold or delay any payments due to Maker in the ordinary course of business in the absence of one of such events.

     3. ATTORNEY'S FEES ON COLLECTION. If an attorney is used to enforce or collect this Note for nonpayment at maturity or when due, the undersigned agree to pay such additional sum as attorney's fees as the court in such action may adjudge reasonable.

     4. WAIVER OF JURY TRIAL. The Maker waives trial by jury in any litigation arising out of this Note.

     5. ASSIGNMENT. This Note is executed in connection with a certain Technology and Equipment Transfer and Supply Agreement between Holder and Maker
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dated as of January 23, 1989, is subject to certain terms of such Agreement and is assignable by Holder subject to such terms. Maker's liability hereunder, or any portion thereof, may not be assigned by Maker without the prior written consent of Holder and any such purported assignment will be void.

     6. APPLICABLE LAW. This Note shall be construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized officers.

Dated:   As of January _____, 1997
                                             CP CLARE CORPORATION

                                             By:  __________________________
                                             Title:  ________________________








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